UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CALAMOS GLOBAL TOTAL RETURN FUND

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3377281
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2020 Calamos Court

Naperville, Illinois 60563

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-174431

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Shares of beneficial interest without par value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, without par value, of Calamos Global Total Return Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form 497 filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on February 29, 2012 (Registration Nos. 333-174431 and 811-21547, respectively), which description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 28th, 2012

CALAMOS GLOBAL TOTAL RETURN FUND

By:	/s/ J. Christopher Jackson
J. Christopher Jackson Secretary

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